Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated

Franklin, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of (i) our report dated February 13, 2015, relating to the consolidated financial statements of Community Healthcare Trust Incorporated; (ii) our report dated February 2, 2015 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Adventist Property; (iii) our report dated February 2, 2015 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Prairie Star Properties; (iv) our report dated February 2, 2015 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Brook Park Property; (v) our report dated February 2, 2015 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Family Medicine East Property; (vi) our report dated February 2, 2015 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the UW Portage Property, (vii) our report dated February 2, 2015 relating to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the GCOC Properties, (viii) our report dated February 4, 2015 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Columbia Gastroenterology Property; (ix) our report dated February 4, 2015 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Liberty Dialysis Property; (x) our report dated February 11, 2015 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Bayside Medical Center; (xi) our report dated February 13, 2015 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Cypress Property; (xii) our report dated April 24, 2015 with respect to the Historical Statements of Revenues and Certain Direct Operating Expenses for the three months ended March 31, 2015 and the six months ended December 31, 2014 of the Provena Medical Center; and (xiii) our report dated March 9, 2015 with respect to the Historical Statement of Revenues and Certain Direct Operating Expenses for the year ended December 31, 2014 of the Grandview Property, all of which are included in the Registration Statement on Form S-11.

/s/ BDO USA, LLP

Nashville, Tennessee

August 10, 2015